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                          NUVEEN INVESTMENT TRUST II

                       AMENDED DESIGNATION OF SERIES OF

                         SHARES OF BENEFICIAL INTEREST

   WHEREAS, pursuant to Section 2 of Article IV of the Declaration of Trust dated June 27, 1997 (the "Declaration"), of Nuveen Investment Trust II, a Massachusetts business trust (the "Trust"), the Trustees of the Trust, on June 27, 1997 established and designated one series of Shares (as defined in the Declaration) of the Trust by the execution of instruments establishing and designating such series and setting forth the special and relative rights of such series (the "Designation

   WHEREAS, on August 13, 1997, the Trustees amended the Designation in order to redesignate the name of the series from Nuveen Blue Chip Growth Fund to Nuveen Rittenhouse Growth Fund;

   WHEREAS, on October 15, 1999, the Trustees amended and restated the Designation in order to establish and designate two additional series of shares, Nuveen Innovation Fund and Nuveen International Growth Fund;

   WHEREAS, on September 11, 2000, the Trustees amended and restated the Designation in order to establish and designate one additional series of shares, Nuveen Select Stock Fund;

   WHEREAS, on October 7, 2002, the Trustees of the Trust amended and restated the Designation solely to change the name of the series designated Nuveen International Growth Fund to the Nuveen NWQ International Value Fund.

   WHEREAS, on July 28, 2003, Nuveen Innovation Fund was acquired by Nuveen Rittenhouse Growth Fund and terminated as a series of the Trust pursuant to an Agreement and Plan of Reorganization approved by the Trustees of the Trust and the Shareholders of Nuveen Innovation Fund,

   NOW THEREFORE, the Trustees of the Trust, effective December 19, 2005, hereby amend the Designation to terminate the Nuveen Select

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Stock Fund, which had never become operational, as a series of the Trust, and to establish and designate four additional series of Shares, Nuveen NWQ All-Cap Global Fund, Nuveen Santa Barbara Growth Fund, Nuveen Santa Barbara Growth Opportunities Fund, and Nuveen Santa Barbara Dividend Growth Fund to have the special and relative rights described below:

    1. The following series of Shares (each a "Fund") are established and designated:

         Nuveen Rittenhouse Growth Fund

         Nuveen NWQ International Value Fund

         Nuveen NWQ All-Cap Global Fund

         Nuveen Santa Barbara Growth Fund

         Nuveen Santa Barbara Growth Opportunities Fund

         Nuveen Santa Barbara Dividend Growth Fund

   2. Each Fund shall be authorized to hold cash, invest in securities, instruments and other property and use investment techniques as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of such Fund. Each Share of each Fund shall be redeemable, shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters on which Shareholders of that Fund may vote in accordance with the Declaration, shall represent a pro rata beneficial interest in the assets allocated or belonging to such Fund, and shall be entitled to receive its pro rata share of the net assets of such Fund upon liquidation of such Fund, all as provided in Article IV, Sections 2 and 5 of the Declaration. The proceeds of the sale of Shares of such Fund, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to such Fund, unless otherwise required by law.

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   3. Shareholders of each Fund shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to such Fund as provided in Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rules, and by the Declaration.

   4. The assets and liabilities of the Trust shall be allocated among each Fund as set forth in Article IV, Section 5 of the Declaration.

   5. The designation of the Funds hereby shall not impair the power of the Trustees from time to time to designate additional series of Shares of the Trust.

   6. Subject to the applicable provisions of the 1940 Act and the provisions of Article IV, Sections 2 and 5 of the Declaration, the Trustees shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of each Fund now or hereafter created, or to otherwise change the special relative rights of the Funds designated hereby without any action or consent of the Shareholders.

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   IN WITNESS WHEREOF, the undersigned, being a majority of the Trustees of the
Trust, have executed this instrument as of this 19th day of December 2005.

/s/ Timothy R. Schwertfeger           /s/ Robert P. Bremner
----------------------------------    ----------------------------------
Timothy R. Schwertfeger,              Robert P. Bremner
  as Trustee                            as Trustee
333 West Wacker Drive                 333 West Wacker Drive
Chicago, Illinois 60606               Chicago, Illinois 60606

/s/ Lawrence H. Brown                 /s/ Jack B. Evans
----------------------------------    ----------------------------------
Lawrence H. Brown,                    Jack B. Evans,
  as Trustee                            as Trustee
333 West Wacker Drive                 333 West Wacker Drive
Chicago, Illinois 60606               Chicago, Illinois 60606

/s/ William C. Hunter                 /s/ David J. Kundert
----------------------------------    ----------------------------------
William C. Hunter,                    David J. Kundert,
  as Trustee                            as Trustee
333 West Wacker Drive                 333 West Wacker Drive
Chicago, Illinois 60606               Chicago, Illinois 60606

/s/ William J. Schneider              /s/ Judith M. Stockdale
----------------------------------    ----------------------------------
William J. Schneider,                 Judith M. Stockdale,
  as Trustee                            as Trustee
333 West Wacker Drive                 333 West Wacker Drive
Chicago, Illinois 60606               Chicago, Illinois 60606

/s/ Eugene S. Sunshine
----------------------------------
Eugene S. Sunshine,
  as Trustee
333 West Wacker Drive
Chicago, Illinois 60606

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STATE OF ILLINOIS   )
                    ) SS.
COUNTY OF COOK      )

   Then personally appeared the above-named persons who are known to me to be Trustees of the Trust whose names and signatures are affixed to the foregoing instrument and who acknowledged the same to be their free act and deed, before me this 19th day of December 2005.

                                    /s/ Virginia L. Corcoran
       "OFFICIAL SEAL"              -------------------------------
      VIRGINIA CORCORAN             Notary Public
   Notary Public, State of          My Commission Expires: 10/27/09
          Illinois
My Commission Expires 10/27/09

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